 EXHIBIT 5.1

FAEGRE DRINKER BIDDLE & REATH LLP
90 South Seventh Street
Minneapolis, Minnesota 55402
Telephone (612) 766-7000
Facsimile (612) 766-1600

February 27, 2020

Board of Directors

Tactile Systems Technology, Inc.

3701 Wayzata Blvd, Suite 300

Minneapolis, MN 55416

Re:	Tactile Systems Technology, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Tactile Systems Technology, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of:

•	an additional 952,697 shares of Common Stock, par value $0.001 per share (the “Common Stock”), of the Company, under the Company’s 2016 Equity Incentive Plan (the “2016 Equity Incentive Plan Shares”); and

•	an additional 190,539 shares of Common Stock (together with the 2016 Equity Incentive Plan Shares, the “Shares”) under the Company’s Employee Stock Purchase Plan (together with the Company’s 2016 Equity Incentive Plan, the “Plans”).

For purposes of this opinion letter, we have examined the Plans, the Registration Statement, the Amended and Restated Certificate of Incorporation, as currently in effect, and the Amended and Restated By-Laws, as currently in effect, of the Company, and the resolutions of the Company’s Board of Directors authorizing the issuance of the Shares. We have also examined a certificate of the Secretary of the Company dated the date hereof (the “Certificate”) and originals, or copies certified or otherwise authenticated to our satisfaction, of such corporate and other records, agreements, instruments, certificates of public officials and documents as we have deemed necessary as a basis for the opinions hereinafter expressed and have made such examination of statutes and decisions and reviewed such questions of law as we have considered necessary or appropriate in connection with the opinions hereinafter expressed. As to facts material to this opinion letter, we have relied upon certificates, statements or representations of public officials, of officers and representatives of the Company (including the Certificate) and of others, without any independent verification thereof.

In rendering the opinions set forth below, we have assumed (i) the genuineness of all signatures, (ii) the legal capacity of natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, (v) the authenticity of the originals of such latter documents, (vi) the truth, accuracy and completeness of the information, representations and warranties contained in the public records, agreements, documents, instruments, certificates and other records we have reviewed, (vii) the absence of any undisclosed modifications to the agreements and instruments reviewed by us, (viii) that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law and (ix) that the Shares will be duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the acquirers. We have also assumed that the Company’s Board of Directors, or a duly authorized committee thereof, will have approved the issuance of each award under the Company’s 2016 Equity Incentive Plan prior to the issuance thereof.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Shares to be issued in accordance with the Plans and that, when (a) the Shares have been issued and sold as contemplated in the Registration Statement and related prospectuses and in accordance with the Plans and the terms of any applicable awards granted under the Plans, and (b) where applicable, the consideration for the Shares specified in the Plans and any applicable awards granted under the Plans has been received by the Company, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date the Registration Statement becomes effective under the Securities Act and we assume no obligation to revise or supplement this opinion thereafter.

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By:	/s/ Jonathan R. Zimmerman
Jonathan R. Zimmerman